Contact: Jim Radosevich
     Vice President, Corporate Finance & Investor Relations
     Phone: 847-304-5800; email - jim.radosevich@clarkconsulting.com

Clark Consulting Announces Further Expansion of Stock Repurchase Authorization & Adopts 10b5-1 Plan

Barrington, IL, August 2, 2005 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced that its Board of Directors has authorized an additional $20 million for its share repurchase program, effective immediately. The latest authorization brings the total repurchase program to $35 million, of which $27.2 million is still available. The Company has also announced it has adopted a pre-arranged 10b5-1 stock trading plan to repurchase the shares.

“As we discussed in our second quarter 2005 earnings release and conference call, we were in a trading blackout period and did not acquire any shares during the second quarter,” stated Tom Wamberg, Chairman and CEO of Clark Consulting. “By adopting a 10b5-1 program, the Company can consistently purchase shares each quarter through pre-arranged trades without interruption. At the moment, we believe repurchasing the Company’s shares represents an excellent investment for shareholders. In the future, our priorities for capital may change and we will make the necessary adjustments if and when we reach that point.”

Since the repurchase authorization was first announced in August 2004, the Company has been purchasing its shares on the open market, and to-date has purchased a total of 515,055 shares at an average price of $15.05 per share.

The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and consistent with Clark Consulting policies regarding stock transactions. Rule 10b5-1 allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, financing and plan administration. With more than 3,800 corporate, banking and healthcare clients, the Company’s mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as “anticipate,”“believe,”“estimate,”“expect,”“intend” and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company’s dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company’s Internet site: http://www.clarkconsulting.com.
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